UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021 (December 21, 2021)

Emerson Electric Co.

(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 West Florissant Avenue, St. Louis, Missouri 63136

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 553-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.50 par value per share	EMR	New York Stock Exchange
NYSE Chicago
0.375% Notes due 2024	EMR 24	New York Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2021, Emerson Electric Co. (the “Company”) completed its previously announced public offering of $1 billion aggregate principal amount of the Company’s 2.000% Notes due 2028 (the “2028 Notes”), $1 billion aggregate principal amount of the Company’s 2.200% Notes due 2031 (the “2031 Notes” ) and $1 billion aggregate principal amount of the Company’s 2.800% Notes due 2051 (the “2051 Notes” and, together with the 2028 Notes and the 2031 Notes, the “Notes”). The pricing of the Notes was previously announced in a Current Report on Form 8-K filed on December 9, 2021.

The Company expects the net proceeds from the sale of the Notes to be approximately $2.98 billion, before deducting estimated expenses of the offering. The Company expects to use the net proceeds to pay a portion of its contribution of approximately $6.0 billion to existing stockholders of Aspen Technology, Inc. (“AspenTech”) as part of the transactions contemplated by the Transaction Agreement and Plan of Merger, dated as of October 10, 2021, by and among the Company, AspenTech and the other parties identified therein (the “Transaction Agreement”).

The Notes were issued pursuant to an indenture dated as of December 10, 1998 (the “Indenture”), between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”). Wells Fargo Bank, National Association was successor under the Indenture to The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York Mellon (formerly known as The Bank of New York). Wells Fargo Bank, National Association is a lender under the Company’s revolving credit agreement. From time to time, we may enter into other banking relationships with the Trustee or its affiliates. An affiliate of the Trustee also serves as the transfer agent for our common stock.

The 2028 Notes bear interest at the rate of 2.000% per year. Interest on the 2028 Notes is payable on June 21 and December 21 of each year, beginning on June 21, 2022. The 2028 Notes will mature on December 21, 2028. The 2031 Notes bear interest at the rate of 2.200% per year. Interest on the 2031 Notes is payable on June 21 and December 21 of each year, beginning on June 21, 2022. The 2031 Notes will mature on December 21, 2031. The 2051 Notes bear interest at the rate of 2.800% per year. Interest on the 2051 Notes is payable on June 21 and December 21 of each year, beginning on June 21, 2022. The 2051 Notes will mature on December 21, 2051.

The Notes are senior unsecured obligations and will rank equally with all of the Company’s existing and future unsecured and unsubordinated debt. Prior to maturity, the Company may redeem any or all of the Notes at any time at the redemption prices described in the Notes. In addition, in the event that (x) the Company does not complete the transactions contemplated by the Transaction Agreement on or before October 10, 2022, (y) the Company notifies the Trustee in writing that it will not pursue the consummation of the transactions contemplated by the Transaction Agreement, or (z) the Transaction Agreement has been terminated without the consummation of the transaction, the Company will be required to redeem the Notes then outstanding at a redemption price equal to 101% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. The Indenture provides for customary covenants and events of default.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-250115), the prospectus dated November 16, 2020, and the related prospectus supplement dated December 7, 2021.

The above descriptions of the Indenture and the Notes are qualified in their entirety by reference to the Indenture and the Notes, each of which is incorporated by reference into the Registration Statement. The Indenture and the 2028 Notes, 2031 Notes and 2051 Notes are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture dated as of December 10, 1998, between the Company and Wells Fargo Bank, National Association, as successor trustee to The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as the Bank of New York)), as trustee, incorporated by reference to Emerson Electric Co. 1998 Form 10-K, File No. 1-278, Exhibit 4(b).

4.2	2.000% Notes due 2028. *

4.3	2.200% Notes due 2031. *

4.4	2.800% Notes due 2051. *

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*	The Company entered into two global notes for each series of notes (Notes A-1 and A-2), which are identical other than with respect to the note number.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2021	EMERSON ELECTRIC CO.

	By:	/s/ John A. Sperino
John A. Sperino
Vice President and Assistant Secretary